UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ONESPAN INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 26, 2021, OneSpan Inc. (the “Company”) issued a press release containing a link to a letter to stockholders in connection with the Company’s 2021 annual meeting of stockholders. A copy of the letter can be found below.

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April 26, 2021

Dear fellow stockholder:

At this year’s annual meeting of stockholders, which is scheduled to be held on June 9, 2021, we urge you to vote “FOR” ALL of the nine highly qualified OneSpan directors on the enclosed BLUE proxy card.

Over the past three years, our Board has overseen the Company’s transformation from a hardware-based identity authentication company (formerly known as VASCO Data Security International) to an increasingly software-based trusted identity and security solutions company that sells both hardware and a range of software offerings.

Today, OneSpan is a valued partner to more than half of the top 100 global banks and thousands of financial institutions around the world. We have near-term opportunities for further penetration in our largest target market, banking and financial services, as well as in attractive adjacent markets, helping to protect the world from digital fraud by establishing trust in people’s identities, the devices they use and the transactions they carry out. And while we have been helping our clients avoid billions of dollars of fraud losses, we have generated favorable returns for our stockholders: over the last three years, our stock price has more than doubled, exceeding broad market indexes and the Nasdaq Composite Index.1

Our solution set today contains a wide array of authentication, mobile application security, identity verification and e-signature solutions, including both hardware and software authentication solutions that reflect the specific needs of our customers. In fact, more than half of our 200 largest customers use both our hardware tokens and our software authentication solutions. Financial services companies in particular value our hardware solutions, as they require a variety of authentication technologies to serve their diverse customer bases. We have built our Company, and are transforming our business, based upon the requirements of our customers and the competitive market landscape, with the goal of consistently delivering value to our stockholders.

One of our investors, Legion Partners Holdings, LLC (together with its affiliates, “Legion”), is seeking to replace half of our independent directors at this year’s annual meeting on the ill-conceived theory that we should divest our hardware product line, so the capital markets will value us in line with software companies. Legion has mistakenly benchmarked our performance and valuation against pure software businesses, even when it knows a necessary and significant portion of our business is derived from hardware sales, which must be valued differently than software sales.

Admittedly, we have not artificially contorted our product portfolio – by eliminating hardware token authenticators, for example – merely so that OneSpan fits neatly into a “peer set” box created by Legion or so that we can be regarded by investors as a pure-play software company. Our principal authentication competitors offer both hardware and software-based authentication options. Our hardware solutions drive a meaningful portion of our software and services revenue (with enabling software either in the cloud or on-premises) and are both financially and strategically critical. Among other things, the hardware business generates solid gross margins and cash flow, allows us to support and sustain legacy customer relationships (which are cross-selling opportunities) and enables us to offer a complete suite of security solutions, which often include our newer mobile and cloud-based offerings. Hardware tokens also allow us to target new market segments, such as government and digital healthcare, where certain high-security use cases require them.

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1 Source: FactSet as of April 16, 2021

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The technology sector is filled with companies that provide both hardware and software solutions to meet customer demands. We believe that our investors and sell-side analysts can fairly value OneSpan using a sum-of-the-parts approach or other methodologies and are surprised that Legion continues to believe other investors are not sophisticated enough to value us properly or understand the importance of our full product suite.

“In a nutshell, we believe the core fundamentals and the market opportunity for OSPN remain relatively healthy and it has a runway ahead of itself as we continue to gain confidence in its story… [W]e commend the job this management team has done thus far…”

- Wedbush, February 24, 20212

OneSpan’s Transformation Is Well Underway

Less than ten years ago, OneSpan (then VASCO) was a hardware-centric token authentication business, with some ancillary, enabling software. We have deliberately shifted our product portfolio to include significantly more software products and services and expanded our trusted identity and authentication solutions.

Like most major corporate transformations – in our case from a 25+-year legacy as a hardware-centric technology company founded in the 1990s to a modern, cloud-based software and solutions provider – the path over the last three years has been complex and not perfectly smooth. Legion unfairly compares OneSpan to a set of pure-play software companies, many of which never had legacy hardware businesses or have been established software and cloud-based companies for years. We are on track with our transformation and are making good progress, which is evident in our financial and business results.

We have benefited greatly in this journey from the hard work of our executive team, the insights of our directors and input from our customers and stockholders. As our products and overall business mix have changed, we purposefully modified our Board’s composition to incorporate valuable new skills, diverse backgrounds and relevant experience, enhanced our financial disclosures to provide more transparency to investors as well as include metrics more appropriate for a software-based business and shifted our capital allocation priorities. We have also examined our business configuration with the assistance of independent financial advisors and have acquired strategic businesses and technologies to create today’s OneSpan.

_________________________

2 Permission to use these quotes was neither sought nor obtained. Such third-party statements should not be viewed as indicating the support of such third parties for the views expressed in this communication.

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Our migration from a hardware-centric business to a cloud-based software and solutions business is not yet complete. However, we approached significant milestones in 2020 as recurring software and services business accounted for almost half of our revenue, and we expect recurring revenue streams to account for the majority of our total revenue in 2021. This transition has enhanced our business model, providing us with a healthy amount of higher-margin, low-churn recurring revenue and the ability to both adapt and scale our solutions as our customers’ needs continue to change.

As we have transformed our solution portfolio, our Company has changed too. We have taken decisive action to upgrade our executive team, corporate culture and business processes to support the new direction of the Company. Further, following significant investments over the last four years, our IT and operating infrastructure now provide an improved level of operational visibility and analytic capability.

We have substantially expanded our trusted identity and security offerings over the past few years, using cloud- and mobile-based software technologies to address the evolving needs of our customers who are increasingly leveraging cloud services.

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With this expanded solution set – and the world slowly returning to normal patterns of work with more typical patterns of bank account openings and bank customer churn – we are building a sales pipeline that we believe will lead to sustainable future growth. Our recent financial results are proof of the significant progress we have made.

●	Full-year 2020 annual recurring revenue grew 29%
●	Gross margins in 2020 were 71%, reflecting an increasing mix of software and recurring revenue
●	Recurring revenue was nearly half our 2020 revenue, up approximately five-fold (as a percentage) since 2015

Our Board Has Evolved with Our Business

As our business has evolved during the last three years, our Board has been very active in recruiting and nominating new directors who have expertise relevant to our new business model, risks and opportunities. Through those efforts, we have added six new directors since 2019. (One of those directors, Naureen Hassan, has since resigned to take a position at the Federal Reserve Bank of New York that does not permit her to serve on a public company board.)

These new appointments include leaders in their respective fields with expertise in critical areas such as cloud solutions, software and software-as-a-service (“SaaS”), as well as capital allocation, mergers and acquisitions and business configuration. Five of the new independent directors (including Naureen Hassan) are experts in cloud-based business models and SaaS. The sixth is a former senior investment banker with significant public company board experience, who has been extremely helpful with respect to capital allocation, including our share buyback plan, and our examination of various strategic alternatives, including M&A transactions.

Together with our longer-serving directors – who have critical experience with our hardware-centric business and in key functional areas such as audit, governance, management, strategy development and turnaround management – our Board has been very engaged and active in helping to guide the Company’s continued transformation.

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We Actively Consider Divestitures and Strategic Alternatives

Our Board regularly evaluates strategic options to create value, including through mergers and acquisitions, divestitures and capital allocation. To support that effort, we established a Finance and Strategy Committee. This Committee, which is comprised entirely of independent directors, is charged with assisting our Board in assessing and providing recommendations on our financial structure and strategic direction, reviewing any material financing arrangements and reviewing any M&A activities.

The Board and Finance and Strategy Committee have been active. In 2020, we engaged an independent financial advisor to assist our Board in a strategic review, which ultimately led us to explore the potential sale of our eSignature business. After months of engaging with more than 35 potential buyers and partners for that business (eight of whom executed non-disclosure agreements), our Board determined that the non-binding offers received were inadequate and that continuing to own and operate this fast-growing business was in the best interests of our stockholders. We believe that our plans for extending our solutions into adjacent markets and challenging the dominant electronic signature software companies will create significant value for our stockholders.

Legion’s Campaign is Unfortunate and Unnecessary

Over the course of the past several years, we have consistently made efforts to engage with Legion in constructive conversations. In fact, since April 2018, management has had more than 40 meetings in person and over the phone with representatives of Legion.

We appreciate Legion’s feedback, as it has been helpful to gain a stockholder’s perspective as we implement our transformation plans. We have objectively considered Legion’s suggestions for Board members, including by interviewing six candidates Legion has put forward over the last three years. We have also embraced more than a few of Legion’s suggestions, including with respect to holding our first Investor Day in over a decade in December 2019 and providing additional SaaS and cloud-based performance indicators and disclosures as our business evolved.

Rather than continuing to engage with us on a shared mission of strengthening the Company and enhancing value, Legion is now attempting to replace four of our existing independent directors. If Legion is successful, the longest serving independent director will have a tenure of just two years, wiping away much of our Board’s important institutional knowledge, and replacing four important contributors to the continued execution of OneSpan’s transformation.

We do not believe Legion’s candidates are good substitutes for the highly qualified and experienced directors we have nominated, and we urge our stockholders to carefully consider the important balance on our Board between new directors and longer-serving directors as well as between experience with our legacy businesses (which continue to be important to our overall results) and our newer software and solutions platforms.

Conclusion

Under the guidance and direction of our Board, OneSpan has been on a transformative path from a hardware-centric technology provider to a higher-margin, recurring revenue, software-based solutions provider. We have made great progress and are continuing to evolve. Our Board has been deliberately refreshed with the talent necessary to guide the transformation successfully and has actively considered changes to our business configuration, including the role of our hardware business, the sale of our eSignature business and our capital allocation approach.

We strongly urge stockholders to vote the BLUE proxy card FOR our highly qualified and experienced director nominees.

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Sincerely,

The OneSpan Board of Directors

Please use the enclosed BLUE proxy card today to vote “FOR” ALL nine of OneSpan’s highly qualified directors. Simply follow the easy instructions to vote by telephone, by Internet or by signing, dating and returning the BLUE proxy card in the postage-paid envelope provided. For more information, please visit OneSpanValue.com.

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If you have questions, need assistance in voting your shares, or wish to change a prior vote, please contact:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Call Collect: (212) 929-5500

or

Call Toll-Free: (800) 322-2885

Email: OneSpan@mackenziepartners.com

REMEMBER: Simply discard any white proxy card you may receive from Legion. OneSpan’s Board does not endorse any of Legion’s nominees, and we urge you NOT to submit any vote using Legion’s white proxy card, even as a protest vote. Voting to “WITHHOLD” with respect to any of Legion’s nominees on a white proxy card sent to you by Legion is not the same as voting “FOR” the Board’s nominees on the BLUE proxy card because a vote to “WITHHOLD” with respect to any of Legion’s nominees on its white proxy card will revoke any BLUE proxy you may have previously submitted.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of applicable U.S. securities laws, including statements regarding the expected effects of our robust sales pipeline, the amount of total revenue expected to be comprised of recurring revenue streams in 2021 and the anticipated effects of our plans for our eSignature business. Forward-looking statements may be identified by words such as “seek,” “believe,” “plan,” “estimate,” “anticipate,” “expect,” “intend,” “continue,” “may,” “will,” “should,” “could,” “might” and other similar expressions. Forward-looking statements involve risks and uncertainties, as well as assumptions, that could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements including, without limitation: market acceptance of our products and solutions and competitors’ offerings; the potential effects of technological changes; the impact of the COVID-19 pandemic and actions taken to contain it; our ability to effectively identify, purchase and integrate acquisitions; the execution of our transformative strategy on a global scale; the increasing frequency and sophistication of hacking attacks; claims that we have infringed the intellectual property rights of others; changes in customer requirements; price competitive bidding; changing laws, government regulations or policies; pressures on price levels; investments in new products or businesses that may not achieve expected returns; impairment of goodwill or amortizable intangible assets causing a significant charge to earnings; exposure to increased economic and operational uncertainties from operating a global business as well as those factors set forth in the Risk Factors section of our most recent Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”). Our SEC filings and other important information can be found on the Investor Relations section of our website at investors.OneSpan.com. We do not have any intent, and disclaim any obligation, to update forward-looking statements to reflect events that occur, circumstances that exist or changes in our expectations after the date of this communication, except as required by law.

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Important Additional Information and Where to Find It

OneSpan has filed a definitive proxy statement on Schedule 14A and accompanying BLUE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”). STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of OneSpan’s definitive proxy statement and other documents filed by OneSpan with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge at https://www.OneSpan.com/ as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

OneSpan, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the 2021 Annual Meeting. The names of these directors and executive officers and their respective direct and indirect interests, by security holdings or otherwise, in the Company are set forth in OneSpan’s definitive proxy statement filed with the SEC on April 23, 2021.

About OneSpan Inc.

OneSpan helps protect the world from digital fraud by establishing trust in people’s identities, the devices they use and the transactions they execute. We make digital banking accessible, secure, easy and valuable. OneSpan’s Trusted Identity platform and security solutions significantly reduce digital transaction fraud and enable regulatory compliance for more than half of the top 100 global banks and thousands of financial institutions around the world. Whether automating agreements, detecting fraud or securing financial transactions, OneSpan helps reduce costs and accelerate customer acquisition while improving the user experience. Learn more at OneSpan.com.

Copyright© 2021 OneSpan North America Inc., all rights reserved. OneSpan™ is a registered or unregistered trademark of OneSpan North America Inc. or its affiliates in the U.S. and other countries.

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